SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                   April 7, 2003

New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 S. State College Boulevard, Suite 200, Anaheim, California	92806

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                   (714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrant’s Certifying Accountant.

      a.   Former Independent Auditors

        New Horizons Worldwide, Inc. (the “Company”) previously reported that on April 7, 2003, Deloitte & Touche LLP (“D&T”) notified the Company that D&T would not stand for reappointment as the Company’s independent auditors. (Please refer to the Current Report on Form 8-K filed on April 16, 2003.) On May 2, 2003, D&T informed the Company in writing that, effective as of May 2, 2003, the client-auditor relationship between the Company and D&T had ceased.

        The reports of D&T on the consolidated financial statements for the years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. In addition, during the years ended December 31, 2002 and 2001 and through May 2, 2003 there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of D&T, would have caused it to make reference thereto in it’s report on the financial statements for such years.

        During the two most recent years and through May 2, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), other than as described as follows: as described in Item 14 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, in connection with their audit of the Company’s financial statements as of and for the year ended December 31, 2002, D&T advised the Company that it had identified certain deficiencies in the Company’s internal control procedures that D&T considered to be a “material weakness.” In March of 2003, D&T advised the Audit Committee that it had identified certain deficiencies in the Company’s ability to timely and accurately produce data that supports its revenue recognition rates for certain of its learning programs. These matters were discussed by D&T with the Audit Committee of the Company’s Board of Directors. To address the weakness, the Company has devoted additional resources and made certain additional procedural changes. The Company has authorized D&T to respond fully to inquiries from Grant Thornton LLP, the Company’s new independent auditors, with respect to this matter.

        The Company has requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 7, 2003 is filed as Exhibit 16.1 to this Amendment No. 2 to the Current Report on Form 8-K.

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      b.   New Independent Auditors

        The Company’s Board of Directors has engaged Grant Thornton LLP as the Company’s independent accountants, effective May 5, 2003. The decision to engage Grant Thornton was approved by the Company’s Audit Committee.

        During the last two most recent fiscal years and any subsequent interim period prior to the engagement of Grant Thornton, the Company did not consult with Grant Thornton on any matter related to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and no report or advice, either oral or written, was received by the Company from Grant Thornton on any such matter.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

                   (c)        Exhibits.

                   16.1      Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated May 7, 2003.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date: May 8, 2003	By: /s/ Robert S. McMillan
Robert S. McMillan Vice President, Treasurer, & Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description of Exhibit

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated May 6, 2003.

E-1

May 7, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, Northwest
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4(a) of Amendment No. 2 to New Horizons Worldwide, Inc.‘s Form 8K/A dated April 7, 2003 and have the following comments:

1.	We agree with the statements made in (i) paragraphs 1, 2 and 4 and (ii) the first, second, third and fifth sentences of paragraph 3.

2.	We have no basis on which to agree or disagree with the statement made in the fourth sentence of paragraph 3.

Yours truly

Deloitte & Touche LLP

Costa Mesa, California